EXHIBIT 10.23


THE TOPPS COMPANY, INC.


PRESIDENT'S FISCAL 2005 BONUS PLAN
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The President's  Bonus shall be equal to a percentage of his base salary that is
150% of the percentage bonus paid to other Executive Officers of the Company under the Company's Fiscal 2005 Bonus Plan. 80% of the President's Bonus shall be paid in cash and 20% of the President's Bonus shall be paid in restricted stock of the Company, which shall vest over a three-year period. For example, if the Executive Officers received 30% of their base salary as a bonus, the President shall receive 45% of his salary as a bonus.